CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our reports dated January 28, 2015 on the financial statements and financial highlights of Spirit of America Energy Fund. Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 30, 2015